Exhibit 10.1

OREGON HEALTH & SCIENCE UNIVERSITY

Technology Transfer and Business Development
0690 SW Bancroft Street
Portland, Oregon 97239
Mail Code: L106TT
tel 503 494-8200
fax 503 494-4729
www.ohsu.edu/techtransfer

Andrew R.O. Watson, PhD, CLP
Director, Technology Transfer

August 8, 2013

David Koos
Chairman & CEO
Regen BioPharma, Inc.
4700 Spring St., #304
La Mesa, CA 91942

Re: Expiration of Exclusive License between Regen BioPharma and Oregon Health & Science University

Dear Mr. Koos:

In reference to the Exclusive License Agreement between Oregon Health & Science University ("OHSU") and Regen BioPharma, Inc. ("Regen") dated June 5, 2013, it has come to my attention that the patent listed in Appendix A of this license (United States Patent No. 6,821,513) is no longer active. The "Term" of this license, as defined in the license, has therefore expired as no patent rights remain.

As Regen has paid OHSU a total of $35,000 to date for the rights granted by OHSU to Regen under this license and considering that no patent rights remain, OHSU is willing to refund the full $35,000 to Regen. Furthermore, OHSU Invoice No. 226423 dated 23-Jul-2013 in the amount of $9,167.31 will be voided and no longer due and payable by Regen.

Thank you for your understanding in this matter. Please confirm your acceptance of the above by signing below.

Sincerely,

Andrew R.O. Watson, PhD, CLP
Director, Technology Transfer

Agreed and Accepted:

David Koos
Chairman & CEO
Regen BioPharma, Inc.

Date 8/8/2013